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                                                                     EXHIBIT 21

                     H. J. HEINZ COMPANY AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

  Following are the subsidiairies of H.J. Heinz Company (the "Company"), other than those which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, and the state or country in which each subsidiary was incorporated or organized. The accounts of each of the listed subsidiaries are a part of the Company's consolidated financial statements.

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              Subsidiary                     State or Country
              ----------                     ----------------
Alimentos Heinz, C.A.                   Venezuela
Alimentos Pilar S.A.                    Argentina
The All American Gourmet Company        State of Delaware
Crestar Food Products, Inc.             State of Delaware
Earth's Best, Inc.                      State of Delaware
Ets. Paul Paulet                        France
Gaines Pet Food Corp.                   State of Delaware
Heinz Bakery Products, Inc.             State of Delaware
Heinz Iberica S.A.                      Spain
Heinz India Private Ltd.                India
Heinz Italia, S.p.A.                    Italy
Heinz Japan Ltd.                        Japan
Heinz South Africa (Pty) Limited        South Africa
Heinz-UFE Ltd.                          People's Republic of China
Heinz Win Chance Ltd.                   Thailand
H.J. Heinz (Botswana Proprietary) Ltd.  Botswana
H.J. Heinz B.V.                         Netherlands
H.J. Heinz Company Australia Limited    Australia
H.J. Heinz Company of Canada Ltd.       Canada
H.J. Heinz Company Limited              United Kingdom
H.J. Heinz Credit Company               State of Delaware
Olivine Industries (Private) Limited    Zimbabwe
Ore-Ida Foods, Inc.                     State of Delaware
Portion Pac, Inc.                       State of Ohio
Pro Pastries Inc.                       Canada
Seoul-Heinz Ltd.                        Republic of Korea
Star-Kist Foods, Inc.                   State of California
Heinz-Wattie Ltd.                       New Zealand
Weight Watchers Gourmet Food Company    State of Delaware
Weight Watchers International, Inc.     Commonwealth of Virginia
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